Exhibit 99.1

Civista Bancshares, Inc. Changes Location of its Annual Meeting of Shareholders

Sandusky, Ohio, March 27, 2020 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) previously distributed to its shareholders of record as of February 21, 2020, a Notice of Annual Meeting of Shareholders under the Securities and Exchange Commission’s Notice and Access rules, announcing that its 2020 Annual Meeting of Shareholders was scheduled for Tuesday, April 21, 2020, at 10:00 a.m. at BGSU Firelands College, One University Drive, Huron, Ohio 44839.

Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders and other stakeholders, the location of the 2020 Annual Meeting of Shareholders of Civista has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020 at 10:00 a.m. Eastern Time. In light of public health concerns regarding the coronavirus pandemic and the resulting unavailability of the previously provided location, the Annual Meeting will now be held at Civista’s headquarters located at 100 East Water Street, Sandusky, Ohio 44870.

In addition, shareholders will now be able to participate by telephone by joining a live audio presentation of the Annual Meeting. This telephone option will allow shareholders to listen to, and ask questions during, the Annual Meeting. Provided below is information regarding the live audio presentation of the Annual Meeting:

Date: Tuesday, April 21, 2020

Time: 10:00 a.m. Eastern Time

Telephone Access: (855) 238-2712; ask to be joined into the Civista Bancshares, Inc. call.

Please be advised that shareholders will not be deemed to be “present” and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Annual Meeting by participating in the live audio presentation of the Annual Meeting. As a result, Civista strongly urges shareholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described in the Proxy Statement and form of proxy card.

While attendance in person at the Annual Meeting will be permitted, Civista urges shareholders to carefully consider the personal and community health risks associated with attending the Annual Meeting in person in light of the coronavirus pandemic and related public health concerns. Civista plans to have only a very limited contingent of company officer-shareholders present at the Annual Meeting to carry out the routine legal requirements of the meeting, and a designated proxy representative will be present to cast ballots in accordance with submitted proxy votes.

As described in the proxy materials for the Annual Meeting previously distributed, the Board fixed the close of business on February 21, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of Civista’s common shares at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting or participate in the live audio presentation of the Annual Meeting, Civista strongly urges shareholders to submit their proxies or votes in advance of the meeting using one of the available methods described in the Proxy Statement and form of proxy card. The proxy card included with the proxy materials previously distributed to shareholders will not be updated to reflect the change in location and may continue to be used to vote your common shares in connection with the Annual Meeting.

About Civista Bancshares, Inc.:

Civista Bancshares, Inc. is a $2.3 billion financial holding company headquartered in Sandusky, Ohio. Civista’s banking subsidiary, Civista Bank, operates 37 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission.

CONTACTS: Dennis G. Shaffer, President & CEO, at dgshaffer@civb.com or (419) 609-1345.

Source: Civista Bancshares, Inc.